Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-140626 on Form S-1 of our report dated March 26, 2007 (April 30, 2007 as to Note 17), relating to the consolidated financial statements of Solera Holdings, LLC, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings “Selected Historical Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California
May 8, 2007